UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2017

Two Rivers Water & Farming Company

(Exact Name of Registrant as Specified in Charter)

Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Tower 1, Ste 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Election of Chief Financial Officer

Bill Gregorak

On March 30, 2017, Mr. Bill Gregorak was elected by the Two Rivers Water & Farming Board to the position of Chief Financial Officer.

Mr. Gregorak brings a strong background in public company financial reporting, internal controls as well as mergers and acquisitions, to Two Rivers. Prior to joining Two Rivers, Mr. Gregorak served as CFO at Ascent Solar Technologies, a NASDAQ listed manufacturer and marketer of flexible, thin-film photovoltaic (PV) modules for off-grid and specialty applications, from 2013-2015.  Before Ascent Solar, Mr. Gregorak was CFO of Thule Organization Solutions, a consumer products manufacturer of personal electronics cases sold under both the Case Logic® and Thule brands®, from 2008-2013; overseeing organizations in the United States, Europe and Hong Kong.  Before Thule, Mr. Gregorak was the Vice President and corporate controller for Advanced Energy and Xilinx Corporations, both of which currently trade on the NASDAQ.  Advanced Energy is a manufacturer of semiconductor equipment with operations in both the United States and China, while Xilinx is a manufacturer of semiconductors with operations spanning the United States, Ireland and Singapore. Prior to 2000, Mr. Gregorak spent 17 years with Hewlett-Packard in various financial and operational capacities.  Mr. Gregorak holds a Bachelor’s degree in Economics from the University of Washington.  He is 59 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY

Date: March 31, 2017	By:	/s/ Wayne Harding
Wayne Harding
Chief Executive Officer